Exhibit 21

SUBSIDIARIES OF THE COMPANY

1.                  Mental Health Outcomes, Inc., a Delaware corporation

2.                  Horizon Mental Health Management, Inc., a Texas corporation, d/b/a Horizon Health Behavioral Health Services

3.                  HHMC Partners, Inc., a Delaware corporation

4.                  Horizon Health Physical Rehabilitation Services, Inc., a Delaware corporation

5.                  Employee Assistance Services, Inc., a Kentucky corporation

6.                  Horizon Behavioral Services, Inc., a Delaware corporation, d/b/a Horizon Health EAP Services

7.                  HMHM of Tennessee, Inc., a Tennessee corporation

8.                  Health and Human Resource Center, Inc., a California corporation, d/b/a Integrated Insights

9.                  HHC Indiana, Inc., an Indiana corporation, d/b/a Michiana Behavioral Health Center

10.            HHC Poplar Springs, Inc., a Virginia corporation, d/b/a Poplar Springs Hospital

11.            HHC River Park, Inc., a West Virginia corporation, d/b/a River Park Hospital

12.            PsychManagement Group, Inc., a West Virginia corporation

13.            AHG Partnership, a Texas partnership, 60% ownership

14.            HHC Ohio, Inc., a Ohio corporation, Laurelwood Hospital

15.            Friends Behavioral Health System, LP, a Pennsylvania limited partnership, 80% ownership, Friends Hospital

16.            Laurelwood Associates Trust, a Ohio Trust

17.            Laurelwood Associates, Inc., an Ohio corporation

18.            Friends GP, LLC, a Pennsylvania limited liability company

19.            Horizon Health Hospital Services, Inc., a Delaware corporation

20.            HHC Services, LLC, a Texas limited liability company

21.            HHC Augusta, Inc., a Georgia corporation, d/b/a Lighthouse Care Center of Augusta

22.            HHC Berkeley, Inc., a South Carolina corporation, d/b/a Lighthouse Care Center of Berkeley County

23.            HHC Focus Florida, Inc., a Florida corporation, d/b/a Focus Healthcare of Florida

24.            HHC Pennsylvania, Inc., a Delaware corporation

25.            HHC South Carolina, Inc., a South Carolina corporation, d/b/a Lighthouse Care Center of Conway

26.            HHC Oconee, Inc., a South Carolina corporation, d/b/a Lighthouse Care Center of Oconee County

27.            HHC Toledo, Inc., a Ohio corporation, d/b/a Focus Healthcare of Ohio

28.            HHC Cooper City, Inc., a Florida corporation, d/b/a Lighthouse Care Center of Cooper City

29.            HHC Conway Investment, Inc., a South Carolina corporation

30.            HHC Delaware, Inc., a Delaware corporation, d/b/a Focus Healthcare of Delaware

31.            HHC St. Simons, Inc., a Georgia corporation, d/b/a Focus-by-the-Sea

32.            Kids Behavioral Health of Utah, Inc., a Utah corporation, d/b/a Cooper Hills Youth Center

33.            Kids Behavioral Health of Alaska, Inc., a Alaska non-profit corporation

34.            Delaware Investment Associates, LLC, a Delaware limited liability company

35.            Kingwood Pines Hospital, LLC, a Texas limited liability company

36.            HHC Kingwood Investment, LLC a Delaware limited liability company

37.            SHC-KPH, LP, a Texas limited partnership, d/b/a Kingwood Pines Hospital